UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida 33131

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Telomir Pharmaceuticals Announces FDA Clearance of IND for Telomir-Zn in Triple-Negative Breast Cancer

Company Plans to Initiate First-in-Human Phase 1/2 Trial in 1H 2026, Anchored by a Leading U.S. Academic Medical Center

Telomir Pharmaceuticals, Inc. (the “Company”) announced that the U.S. Food and Drug Administration (the “FDA”), has cleared the Company’s Investigational New Drug (“IND”) application for its lead product candidate, Telomir-Zn, for the treatment of patients with advanced or metastatic triple-negative breast cancer.

The Company’s IND submission included preclinical pharmacology and toxicology data, pharmacokinetic data, manufacturing information, and a Phase 1/2 clinical study protocol, as well as preclinical data supporting biological activity in models of triple-negative breast cancer.

The planned Phase 1/2 study is expected to enroll approximately 76 patients and will consist of a dose-escalation Phase 1 portion followed by a dose-expansion Phase 2 portion.

The Phase 1 portion of the study is designed to evaluate safety, tolerability, dose-limiting toxicities, pharmacokinetics, pharmacodynamics, and preliminary antitumor activity, and to determine the maximum tolerated dose and recommended Phase 2 dose. The study will include integrated biomarker analyses to evaluate epigenetic modulation, gene re-expression, and telomere-related biology associated with cellular aging and genomic stability.

The Phase 2 portion of the study is designed to evaluate preliminary efficacy, with the objective response rate (ORR) as the primary endpoint. Secondary endpoints include duration of response (DoR), progression-free survival (PFS), overall survival (OS), and safety. The study will also incorporate pharmacokinetic, pharmacodynamic, and biomarker analyses to evaluate target engagement and explore potential correlations between biomarker modulation and clinical outcomes.

The study includes a translational biomarker program designed to evaluate pharmacodynamic activity, target engagement, and potential predictors of response. Biomarker analyses will assess epigenetic regulation, including global DNA methylation, gene expression, and histone modification patterns, as well as exploratory biomarkers related to cellular aging and genomic stability, including telomere dynamics.

The Company plans to initiate the Phase 1/2 clinical trial in the first half of 2026, subject to standard clinical and operational considerations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Dated: April 30, 2026	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer